Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-4 of Frontline Ltd. of our report dated August 21, 2015 relating to the financial statements of Frontline 2012 Limited, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/PricewaterhouseCoopers AS

PricewaterhouseCoopers AS
Oslo, Norway
 August 24, 2015